Exhibit 10.10A

AMENDING AGREEMENT

AMENDING AGREEMENT made as of the 20th day of October, 2011

AMONG:

INTERNATIONAL SOVEREIGN ENERGY CORP. a corporation existing under the laws of Alberta, (the “Vendor”),

– and –

LEGEND OIL AND GAS LTD., a corporation existing under the laws of Colorado, (“Legend”),

– and –

LEGEND ENERGY CANADA LTD., a corporation existing under the laws of Alberta, (“Purchaser”),

WHEREAS the parties entered into an asset purchase agreement dated September 13, 2011 (the “Asset Purchase Agreement”) and have agreed to amend certain terms of the Asset Purchase Agreement,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities of the parties contained herein and in the Asset Purchase Agreement, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

1.	The Asset Purchase Agreement shall be amended as follows:

(a)	the definition of “Closing Date” in section 1.1 (i) shall be deleted and replaced with “means on or about October 20, 2011”;

(b)	the date for delivery of the Deficiency Statement to be delivered pursuant to section 11.1 shall be amended from “no later than five (5) days prior to Time of Closing” to “prior to Time of Closing”;

(c)	the date for delivery of the Working Capital Schedule to be delivered pursuant to section 3.3(a) shall be amended from “no later than five (5) Business Days prior to the Time of Closing” to “prior to the Time of Closing”;

(d)	the date for delivery of the written estimate of the August Monthly Average to be delivered pursuant to section 4.1(c) shall be amended from “no later than five (5) Business Days prior to the Time of Closing” to “prior to the Time of Closing”;

(e)

the definition of “Restricted Period” in section 1.1(zz) shall be deleted and replaced with “means the period beginning on the Closing Date and ending on the later of (i) the period established in the Lock-Up Agreement; and ii) the earlier of

(A) 12 months following the filing of the Super 8-K and (B) the date on which the Resale Registration Statement becomes effective under the Securities Act”;

(f)	replace “and ends two (2) months after the last day of the Restricted Period” in section 4.3 with “and ends on the later of (i) two (2) months after the last day of the Restricted Period and (ii) the last day of any period during which a VWAP is calculated pursuant to Section 4.2”; and

(g)	replace “and ending two (2) months following the last day of the Restricted Period” in section 4.5 with “and ending on the later of (i) two (2) months following the last day of the Restricted Period and (ii) the last day of any period during which a VWAP is calculated pursuant to Section 4.2”.

2.	Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the Asset Purchase Agreement.

3.	It is declared and agreed that except as provided in Section 1 hereof that all covenants, clauses, agreements, provisions, stipulations, conditions, powers, and matters and things whatsoever contained in the Asset Purchase Agreement shall continue in all respects in full force and effect.

4.	This agreement shall ensure to the benefit of and be binding upon the successors and assigns of the parties hereto.

5.	This agreement may be executed in several counterparts, each of which is so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement and notwithstanding the foregoing the date of execution shall be deemed to be so executed from the date hereof.

DATED at the City of Calgary, in the Province of Alberta, this 20th day of October, 2011.

INTERNATIONAL SOVEREIGN ENERGY CORP.

Per:	/s/ Sharad Mistry
I have authority to bind the corporation.

Print Name: Sharad Mistry
Title: Chief Executive Officer, Chief Financial Officer

LEGEND OIL AND GAS LTD.

Per:	/s/ James Vandeberg
I have authority to bind the corporation.

Print Name: James Vandeberg
Title: Vice President

LEGEND ENERGY CANADA LTD.

Per:	/s/ James Vandeberg
I have authority to bind the corporation.

Print Name: James Vandeberg
Title: Chief Financial Officer